InvenTrust Properties

Essential **Retail**. Smart **Locations**.®

IVT
LISTED
NYSE

NEWS RELEASE

InvenTrust Properties Corp. Recasts and Upsizes Its Unsecured Revolving Credit Facility by $150 Million to $500 Million

DOWNERS GROVE, Ill – October 23, 2024 – InvenTrust Properties Corp. ("InvenTrust", "IVT" or the "Company") today announced the recast and upsizing of the Company's Unsecured Revolving credit facility ("Revolver"), increasing capacity from $350 million to $500 million. The maturity date on the Revolver was extended to January 2029 with one 6-month extension option subject to an extension fee. The unsecured credit facility (the "Facility) now totals $900 million with the unchanged $400 million term loan. The Facility is available for general corporate purposes including acquisitions and other working capital uses.

Interest on borrowings under the Revolver currently accrues at a spread of 105 basis points plus Adjusted Term SOFR and fluctuates in accordance with changes in InvenTrust's corporate leverage levels, as defined in the Credit Agreement.

KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC served as Joint Book Managers and Joint Lead Arrangers for the Revolver and KeyBanc National Association is serving as the Administrative Agent. JPMorgan Chase Bank, N.A., BofA Securities, Inc., and PNC Capital Markets LLC served as Joint Passive Bookrunners. Wells Fargo Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A. and PNC Bank, National Association acted as Co-Syndication Agents. Additional support was provided by Fifth Third Bank, National Association, U.S. Bank National Association, Deutsche Bank AG New York Branch, Truist Bank, and First Horizon Bank.

About InvenTrust Properties Corp.

InvenTrust Properties Corp. is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. Management pursues the Company's business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance practices and standards.

For Additional Information

Investor Relations
Dan Lombardo
Vice President of Investor Relations

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NEWS RELEASE   2   630‐570‐0605  dan.lombardo@inventrustproperties.com     Forward‐Looking Statements  This press release contains forward‐looking statements within the meaning of the federal securities laws.  When used in this press release, the words “expected” and “intend,” or the negative of these words, or  similar words, expressions or phrases that are predictions of or  indicate future events and that do not  relate  solely  to historical matters,  are  intended  to  identify  forward‐looking  statements.  You  can  also  identify  forward‐looking  statements  by  discussions  of  strategy,  plans  or  intentions.  Forward‐looking  statements involve numerous risks and uncertainties, and you should not rely on them as predictions of  future  events.  Forward‐looking  statements  depend  on  assumptions,  data  or methods  that may  be  incorrect or  imprecise.  InvenTrust does not guarantee  that  the  transactions and events described will  happen as described (or that they will happen at all). You are cautioned not to place undue reliance on  forward‐looking statements, which speak only as of the date of this press release. While forward‐looking  statements  reflect  InvenTrust’s  good‐faith  beliefs,  they  are  not  guarantees  of  future  performance.  InvenTrust undertakes no obligation  to publicly  release  the  results of any  revisions  to  these  forward‐ looking  statements  that may be made  to  reflect events or  circumstances after  the date of  this press  release or to reflect the occurrence of unanticipated events, except as required by law. In light of these  risks and uncertainties,  the  forward‐looking events discussed  in  this press  release might not occur as  described, or at all.    Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels  Investors and others should note that InvenTrust routinely announces material information to investors  and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public  conference calls, webcasts and the InvenTrust investor relations website. The Company uses these  channels as well as social media channels (e.g., the InvenTrust Twitter account  (twitter.com/inventrustprop); and the InvenTrust LinkedIn account  (linkedin.com/company/inventrustproperties) as a means of disclosing information about the  Company's business to our colleagues, investors, and the public. While not all of the information that  the Company posts to the InvenTrust investor relations website or on the Company’s social media  channels is of a material nature, some information could be deemed to be material. Accordingly, the  Company encourages investors, the media and others interested in InvenTrust to review the information  that it shares on www.inventrustproperties.com/investor‐relations and on the Company’s social media  channels.